UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2007

ALLIANCE BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49976 (Commission File Number)	46-0488111 (I.R.S. Employer Identification No.)
14200 Park Meadow Drive #200 South
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At a meeting held on December 19, 2007, the Board of Directors of Alliance Bankshares Corporation (the “Company”) adopted amended and restated bylaws (the “Restated Bylaws”) for the Company, effective as of December 19, 2007. Below is a brief description of the substantive amendments that were made to the Company’s bylaws.
•	Recent rule changes promulgated by The NASDAQ Stock Market LLC (“NASDAQ”) require NASDAQ-listed companies to be eligible for a direct registration system (“DRS”) by January 1, 2008. DRS refers to a system by which shares may be held in book-entry form without a certificate. In order to ensure that the Company’s securities are DRS-eligible, certain changes were made to Article I of the bylaws. The Restated Bylaws permit the Company to issue certificated or uncertificated shares, and provisions regarding the registration and transfer of shares have been updated accordingly. Previously, the Company’s bylaws provided for the issuance of certificated shares only.
     This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Restated Bylaws, which are attached as Exhibit 3.2 to this report and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
   (d) Exhibits.

3.2	Bylaws of Alliance Bankshares Corporation (as amended and restated December 19, 2007)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation
(Registrant)

By:	/s/ Paul M. Harbolick, Jr.

Paul M. Harbolick, Jr.
Executive Vice President &
Chief Financial Officer
Date: December 27, 2007

EXHIBIT INDEX

3.2	Bylaws of Alliance Bankshares Corporation (as amended and restated December 19, 2007)